Exhibit 99.1

Change Healthcare Inc. Reports First Quarter Fiscal 2023 Financial Results

•	Revenue growth driven by continued momentum in core business and investment in expanded capabilities

•	Total revenue of $884M, including solutions revenue of $831M; solutions revenue growth of 1.8% driven by increased volume and new sales

Nashville, Tenn., Aug. 3, 2022 – Change Healthcare Inc. (Nasdaq: CHNG) (the “Company” or “Change Healthcare”), a leading healthcare technology company, today reported financial results for the first quarter of fiscal year 2023 ended June 30, 2022.

“Our first quarter growth, despite headwinds from lower COVID-related activities and customer attrition related to the extended merger process, demonstrates the underlying momentum in the business,” said Neil de Crescenzo, president and chief executive officer. “We believe our sales pipeline and continued investments in innovation establish a strong foundation for growth as we move through fiscal 2023.”

Fiscal 2023 First Quarter Highlights:

Recent Business Highlights

•

Released InterQual® 2022, which includes new criteria for emergent trends, restructured and interactive criteria to streamline workflows, and artificial intelligence (AI) to drive proactive insights and efficiency.

•

Launched Patient Engagement suite, which combines Luma Health’s Patient Success Platform™ solution with Change Healthcare’s revenue cycle management solutions to give patients and providers a cohesive experience that spans the entire healthcare journey.

Financial Results for First Quarter of Fiscal 2023

	Q1 2023	Q1 2022
Total Revenue[1]	$884.5 million	$867.9 million
Solutions Revenue[1]	$831.3 million	$816.6 million
Net Income (Loss)	$(23.2) million	$(3.6) million
Diluted EPS[2]	$(0.07)	$(0.01)
Adjusted EBITDA	$280.2 million	$282.7 million
Adjusted Net Income	$123.8 million	$133.0 million
Adjusted Diluted EPS[2]	$0.38	$0.41

1.

Total Revenue and Solutions Revenue for first quarter of fiscal 2022 included the impact of fair value adjustments to deferred revenue resulting from the McKesson exit, which reduced revenue recognized by $4.5 million.

2.	Diluted EPS and Adjusted Diluted EPS for the current period are based on 327 million shares compared to 323 million shares in the first quarter of fiscal 2022.

Solutions revenue in the first quarter grew 1.8% compared to the first quarter of fiscal 2022, driven by volume growth and new sales. Adjusted EBITDA declined 0.9% over the same period, impacted by investments to support business initiatives, wage inflation and negative mix, partially offset by the aforementioned revenue growth.

Cash Flow and Balance Sheet Highlights

Net cash provided by operating activities was $83.3 million and free cash flow was $3.8 million, in each case, for the three months ended June 30, 2022. For the three months ended June 30, 2021, net cash provided by operating activities and free cash flow were $110.1 million and $44.1 million, respectively.

Net cash provided by operating activities and free cash flow each are affected by pass-thru funds we receive from certain pharmaceutical industry participants in advance of our obligation to remit these funds to participating retail pharmacies. Such pass-thru funds on hand decreased by $7.1 million in the three months ended June 30, 2022, decreasing free cash flow for the period by that amount, and increased by $7.3 million for the three months ended June 30, 2021.

The Company ended the quarter with approximately $94.0 million of cash and cash equivalents, and approximately $4,491.3 million of total debt. During the first quarter, the Company repaid $100.0 million of its Senior Notes, and repaid an additional $50 million subsequent to the end of the quarter.

Segments

During the first quarter of fiscal year 2023, the Company made certain changes in the way it manages its business and how it views operating results. Specifically, the Company made the following changes:

•

Established the Enterprise Imaging business as a standalone reportable segment under its own general manager, reporting directly to the Company’s chief executive officer. This business was previously presented within the Software & Analytics reportable segment.

•

Shifted responsibility for certain products from one reportable segment to another to better align the Company’s portfolio of service offerings, which will impact the Technology-Enabled Services, Network Solutions, and Software & Analytics reportable segments.

The Company now reports its financial results in four reportable segments: Software and Analytics, Network Solutions, Enterprise Imaging and Technology-Enabled Services. Segment information for historical periods has been retrospectively restated in the accompanying materials to reflect the new organizational structure.

Guidance

Due to the proposed transaction with OptumInsight, we will no longer be providing financial guidance.

Update on Proposed Merger with OptumInsight

On January 5, 2021, OptumInsight, a diversified health services company and part of UnitedHealth Group, and Change Healthcare agreed to combine (the “Merger”). Under the terms of the merger agreement, UnitedHealth Group, through a wholly-owned subsidiary, will acquire all of the outstanding shares of Change Healthcare common stock for $25.75 per share in cash. The Boards of Directors of both UnitedHealth Group and Change Healthcare have unanimously approved the terms of the Merger, and Change Healthcare stockholders voted to approve the Merger on April 13, 2021. The closing of the Merger is subject to applicable regulatory approval and other customary closing conditions.

On February 24, 2022, the Department of Justice (“DOJ”) and certain other parties commenced litigation to block the Merger, and the Company continues to support UnitedHealth Group in working toward closing the Merger. Trial for that action commenced on August 1, 2022.

On April 4, 2022, the parties to the merger agreement entered into a waiver pursuant to which, among other things, Change Healthcare and UnitedHealth Group each waived its right to terminate the merger agreement until the earlier of (i)the tenth business day following a final order issued by the U.S. District Court for the District of Columbia with respect to the complaint filed by the DOJ that prohibits the consummation of the Merger and (ii) December 31, 2022. OptumInsight will pay a $650 million fee to Change Healthcare in the event the Merger is unable to be completed because of the decision issued by the U.S. District Court for the District of Columbia upon completion of the trial that commenced on August 1, 2022.

Additionally, the Company will be permitted to declare and pay a one-time special dividend of up to $2.00 in cash per each issued and outstanding share of its common stock, with a record date and payment date to be determined in the sole discretion of the Company’s Board of Directors (or a committee thereof). The Company expects to pay the dividend at or about the time of closing the Merger.

On April 22, 2022, UnitedHealth Group, as seller, entered into an equity purchase agreement and related agreements relating to the sale of the Company’s claims editing business to an affiliate of investment funds of TPG Capital for a base purchase price in cash equal to $2.2 billion (subject to customary adjustments). Consummation of the transaction is contingent on a number of conditions, including the consummation of the Merger.

Webcast Information

Change Healthcare will host a conference call on Thursday, August 4, 2022, at 8:00 a.m. ET. Due to the previously announced transaction with OptumInsight, the Company will not be taking questions during the conference call.

Investors and other interested parties are invited to listen to the conference call via the Company’s website at https://ir.changehealthcare.com/. The webcast will be available for on-demand listening at the aforementioned URL until August 4, 2023.

About Change Healthcare

Change Healthcare (Nasdaq: CHNG) is a leading healthcare technology company, focused on insights, innovation, and accelerating the transformation of the U.S. healthcare system through the power of the Change Healthcare platform. We provide data and analytics-driven solutions to improve clinical, financial, administrative, and patient engagement outcomes in the U.S. healthcare system. Learn more at changehealthcare.com.

CHNG-IR

Contacts

David Elliott Enterprise Strategy & Investor Relations
205-907-5540
daelliott@changehealthcare.com

Katherine Wojtecki
External Communications 630-624-9142
Katherine.Wojtecki@changehealthcare.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and businesses of Change Healthcare. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. Change Healthcare cautions readers of this press release that such “forward looking statements,” including without limitation, those relating to the timing of the proposed merger and Change Healthcare’s future business prospects, revenue, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this press release or in other statements attributable to Change Healthcare, are necessarily estimates reflecting the judgment of Change Healthcare’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause Change Healthcare’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the inability to complete the proposed merger due to the failure to satisfy the conditions to the completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from Change Healthcare’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on Change Healthcare’s operations, results and business generally; the risk that the proposed merger will not be consummated in a timely manner, exceeding the expected costs of the merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; uncertainty and risks related to the impact of the COVID-19 pandemic (including the rise of COVID-19 variant strains such as the Delta and Omicron variants) on the national and global economy, Change Healthcare’s business, suppliers, customers, and employees; Change Healthcare’s ability to retain and recruit key management personnel and other talent (including while the proposed merger is pending); Change Healthcare’s ability to retain or renew existing customers and attract new customers; Change Healthcare’s ability to connect a large number of payers and providers; Change Healthcare’s ability to provide competitive services and prices while maintaining its margins; further consolidation in Change Healthcare’s end-customer markets; Change Healthcare’s ability to effectively manage its costs; Change Healthcare’s ability to effectively develop and maintain relationships with its channel partners; Change Healthcare’s ability to timely develop new services and improve existing solutions; Change Healthcare’s ability to deliver services timely without interruption; a decline in transaction volume in the U.S. healthcare industry; Change Healthcare’s ability to maintain access to its data sources; Change Healthcare’s ability to maintain the security and integrity of its data; Change Healthcare’s reliance on key management personnel; Change Healthcare’s ability to manage and expand its operations and keep up with rapidly changing technologies; the ability of outside service providers and key vendors to fulfill their obligations to Change Healthcare; risks related to international operations; Change Healthcare’s ability to protect and enforce its intellectual property, trade secrets and other forms of unpatented intellectual property; Change Healthcare’s ability to defend its intellectual property from infringement claims by third parties; government regulation and changes in the regulatory environment; changes in local, state, federal and international laws and regulations, including related to taxation; economic and political instability in the U.S. and international markets where Change Healthcare operates; the economic impact of escalating global tensions, including the conflict between Russia and Ukraine, and the adoption or expansion of economic sanctions or trade restrictions; litigation or regulatory proceedings; losses against which Change Healthcare does not insure; Change Healthcare’s ability to make acquisitions and integrate the operations of acquired businesses; Change Healthcare’s ability to make timely payments of principal and interest on its indebtedness; Change Healthcare’s ability to satisfy covenants in the agreements governing its indebtedness; Change Healthcare’s ability to maintain liquidity; the potential dilutive effect of future issuance of shares of Change Healthcare’s common stock; the impact of anti-takeover provisions in Change Healthcare’s organizational documents and under Delaware law, which may discourage or delay acquisition attempts, and other risks. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Change Healthcare’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 26, 2022 as such factors may be updated from time to time in our periodic filings with the SEC.

Change Healthcare’s forward-looking statements speak only as of the date of this press release or as of the date they are made. Change Healthcare disclaims any intent or obligation to update any “forward looking statement” made in this press release to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Non-GAAP Financial Measures

In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. We believe such measures provide supplemental information to investors with regards to our operating performance and assist investors’ ability to compare our financial results to those of other companies in the same industry. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements. These non-GAAP financial measures are calculated and presented on the basis of methodologies other than in accordance with GAAP. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP and may be defined and calculated differently by others in the same industry.

Consolidated Statements of Operations

(unaudited and amounts in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2022	2021
Revenue:
Solutions revenue	$831,343	$816,648
Postage revenue	53,126	51,208

Total revenue	884,469	867,856
Operating expenses:
Cost of operations (exclusive of depreciation and amortization below)	357,096	352,063
Research and development	74,197	71,240
Sales, marketing, general and administrative	197,886	177,955
Customer postage	53,126	51,208
Depreciation and amortization	171,722	168,211
Accretion and changes in estimate with related parties, net	3,189	3,037

Total operating expenses	857,216	823,714

Operating income (loss)	27,253	44,142
Non-operating (income) and expense
Interest expense, net	56,870	59,386
Loss on extinguishment of debt	390	—
Other, net	2,472	(3,189)

Total non-operating (income) and expense	59,732	56,197

Income (loss) before income tax provision (benefit)	(32,479)	(12,055)
Income tax provision (benefit)	(9,311)	(8,450)

Net income (loss)	$(23,168)	$(3,605)

Net income (loss) per common share:
Basic and diluted	$(0.07)	$(0.01)
Weighted average common shares outstanding:
Basic and diluted	326,562,482	322,546,171

Consolidated Balance Sheets

(unaudited and amounts in thousands, except share and per share amounts)

	June 30, 2022	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$94,009	$252,298
Accounts receivable, net	717,684	720,122
Contract assets, net	130,351	162,828
Prepaid expenses and other current assets	204,357	177,659

Total current assets	1,146,401	1,312,907
Property and equipment, net	126,781	141,340
Operating lease right-of-use assets, net	61,423	65,680
Goodwill	4,101,659	4,112,904
Intangible assets, net	3,587,019	3,699,603
Other noncurrent assets, net	613,698	600,061

Total assets	$9,636,981	$9,932,495

Liabilities
Current liabilities:
Accounts payable	$85,208	$104,273
Accrued expenses	383,368	461,506
Deferred revenue	409,952	469,098
Due to related parties, net	29,560	13,057
Current portion of long-term debt	4,708	10,006
Current portion of operating lease liabilities	20,009	21,726

Total current liabilities	932,805	1,079,666
Long-term debt, excluding current portion	4,486,565	4,580,087
Long-term operating lease liabilities	48,580	52,286
Deferred income tax liabilities	555,616	563,606
Tax receivable agreement obligations to related parties	79,503	104,863
Tax receivable agreement obligations	174,445	202,762
Other long-term liabilities	68,581	73,118

Total liabilities	6,346,095	6,656,388
Commitments and contingencies
Stockholders’ Equity
Common Stock (par value, $0.001), 9,000,000,000 and 9,000,000,000 shares authorized and 313,131,714 and 306,796,076 shares issued and outstanding at June 30, 2022 and March 31, 2022, respectively	327	313
Preferred stock (par value, $0.001), 900,000,000 shares authorized and no shares issued and outstanding at both June 30, 2022 and March 31, 2022	—	—
Additional paid-in capital	4,384,631	4,340,759
Accumulated other comprehensive income (loss)	29,177	35,116
Accumulated deficit	(1,123,249)	(1,100,081)

Total stockholders’ equity	3,290,886	3,276,107

Total liabilities and stockholders’ equity	$9,636,981	$9,932,495

Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Three Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(23,168)	$(3,605)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	171,722	168,211
Amortization of capitalized software developed for sale	1,302	717
Accretion and changes in estimate, net	4,800	4,732
Equity compensation	49,961	26,166
Deferred income tax expense (benefit)	(10,411)	(8,989)
Amortization of debt discount and issuance costs	7,770	7,910
Loss on extinguishment of debt	390	—
Non-cash lease expense	5,681	7,007
Other, net	3,916	249
Changes in operating assets and liabilities:
Accounts receivable, net	1,991	(11,773)
Contract assets, net	30,028	(3,090)
Prepaid expenses and other assets	(20,811)	(25,029)
Accounts payable	(2,481)	34,722
Accrued expenses and other liabilities	(75,394)	(53,649)
Deferred revenue	(61,981)	(33,472)

Net cash provided by (used in) operating activities	83,315	110,107

Cash flows from investing activities:
Capitalized expenditures	(79,535)	(66,006)
Other, net	—	(1,000)

Net cash provided by (used in) investing activities	(79,535)	(67,006)

Cash flows from financing activities:
Payments on Senior Notes	(100,000)	—
Payments under tax receivable agreements	(48,462)	(21,537)
Receipts (payments) on derivative instruments	(410)	(7,364)
Employee tax withholding on vesting of equity compensation awards	(6,407)	(13,015)
Payments on deferred financing obligations	(2,331)	(6,796)
Payment of senior amortizing notes	(4,254)	(3,965)
Proceeds from exercise of equity awards	1,274	5,225
Other, net	(58)	(116)

Net cash provided by (used in) financing activities	(160,648)	(47,568)

Effect of exchange rate changes on cash and cash equivalents	(1,421)	470

Net increase (decrease) in cash and cash equivalents	(158,289)	(3,997)

Cash and cash equivalents at beginning of period	252,298	113,101

Cash and cash equivalents at end of period	$94,009	$109,104

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(unaudited and amounts in thousands)

	Three Months Ended June 30,
	2022	2021
Net income (loss)	$(23,168)	$(3,605)
Income tax provision (benefit)	(9,311)	(8,450)

Income (loss) before income tax provision (benefit)	(32,479)	(12,055)
Amortization of capitalized software developed for sale	1,302	717
Depreciation and amortization	171,722	168,211
Interest expense, net	56,870	59,386
Equity compensation	49,961	26,166
Acquisition accounting adjustments	(4,613)	(559)
Acquisition and divestiture-related costs	17,944	6,394
Integration and related costs	1,428	11,368
Strategic initiatives, duplicative and transition costs	5,629	9,928
Severance costs	2,482	4,720
Accretion and changes in estimate, net	4,800	4,732
Impairment of long-lived assets and other	1,161	1,612
Loss on extinguishment of debt	390	—
Other non-routine, net	3,583	2,108

Adjusted EBITDA	$280,180	$282,728

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(unaudited and amounts in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2022	2021
Net income (loss)	$(23,168)	$(3,605)
Amortization expense resulting from acquisition method adjustments	113,194	124,314
EBITDA adjustments	82,765	66,469
Tax effect of EBITDA adjustments and amortization expense	(49,012)	(54,222)

Adjusted net income (loss)	$123,779	$132,956

Adjusted net income (loss) per diluted share	$0.38	$0.41

Segment Results

(unaudited and amounts in thousands)

	Three Months Ended June 30,		$	%
	2022	2021	Change	Change
Segment revenue
Software and Analytics	$344,927	$337,823	$7,104	2.1%
Network Solutions	223,283	218,264	5,019	2.3%
Enterprise Imaging	83,085	82,396	689	0.8%
Technology-Enabled Services	213,169	216,776	(3,607)	(1.7)%
Postage and Eliminations (1)	20,005	17,058	2,947	17.3%
Purchase Accounting Adjustment (2)	—	(4,461)	4,461	(100.0)%

Net Revenue	$884,469	$867,856	$16,613	1.9%

Segment adjusted EBITDA
Software and Analytics	$144,973	$137,028	$7,945	5.8%
Network Solutions	111,433	113,617	(2,184)	(1.9)%
Enterprise Imaging	18,648	19,960	(1,312)	(6.6)%
Technology-Enabled Services	5,126	12,123	(6,997)	(57.7)%

Adjusted EBITDA	$280,180	$282,728	$(2,548)	(0.9)%

(1)	Revenue for Postage and Eliminations includes postage revenue of $53.1 million for the three months ended June 30, 2022 and $51.2 million for the three months ended June 30, 2021.
(2)	Amount reflects the impact to deferred revenue resulting from the McKesson exit which reduced revenue recognized during the three months ended June 30, 2021.

Reconciliation of Cash Provided by (Used in) Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

(unaudited and amounts in thousands)

	Three Months Ended June 30,
	2022	2021
Cash provided by (used in) operating activities (1)	$83,315	$110,107
Capital expenditures	(79,535)	(66,006)

Free cash flow	3,780	44,101
Adjustments to free cash flow (2):
Integration and related costs	1,428	11,368
Strategic initiatives, duplicative and transition costs	5,629	9,928
Severance costs	2,482	4,720
Integration and strategic capital expenditures	845	6,395

Adjusted free cash flow	$14,164	$76,512

(1)	Includes cash used by pass-thru funds of $7.1 million for the three months ended June 30, 2022 and cash provided by pass-thru funds of $7.3 million for the three months ended June 30, 2021.
(2)	All operating costs and integration and strategic capital expenditures are presented on an as-incurred basis.